EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 3, 2012 relating to the financial statements of Unique Underwriters, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Bongiovanni & Associates CPA’s

Mike Bongiovanni, CPA, Principal

19720 Jetton Road, 3rd Floor

Cornelius, NC 28031

Tel: 704-892-8733

Fax: 704-892-6487

Email: mikebongiovanni@msn.com

/s/ Bongiovanni & Associates C.P.A’s

Bongiovanni & Associates C.P.A’s

December 13, 2012